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                 Amendment dated as of February 11, 1994, to the Amended and
Restated Agreement dated as of October 1, 1985 and restated as of June 23, 1989 (the "Agreement") between Paramount Communications Inc. (the "Company") and Donald Oresman (the "Executive").

                 WHEREAS, the Executive is employed pursuant to the Agreement and was granted thereunder restricted shares of Paramount common stock (the "Shares");

                 WHEREAS, the Shares are subject to transfer restrictions set forth in the Agreement which will prevent the Executive from tendering such Shares to Viacom Inc. ("Viacom") pursuant to its currently outstanding tender offer for approximately 51% of the Company's common stock;

                 WHEREAS, the Company and the Executive wish to remove these transfer restrictions but only to the extent required to permit Executive to tender his Shares to, and only with respect to those Shares purchased for cash by, Viacom pursuant to such offer;

                          NOW, THEREFORE, the Company and the Executive agree
that Section 10.2(b) of the Agreement shall be amended by adding the following provisions at the end thereof:

                 Notwithstanding the foregoing, Shares may be tendered by Executive to Viacom Inc. ("Viacom") pursuant to its tender offer, instituted prior to February 11, 1994, for approximately 51% of the Shares of Company common stock for cash; provided that any shares not purchased by Viacom for cash shall remain subject to the restrictions and other terms and conditions set forth in this Agreement and any cash received in exchange for Shares pursuant to such tender offer shall be free of all restrictions.

                          IN WITNESS WHEREOF, the Company has caused this
Amendment to be executed and the Executive has executed this Amendment as of the date first above written.

                                    PARAMOUNT COMMUNICATIONS INC.



                                    By:
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                                       -------------------------------
                                       Donald Oresman